EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the previously filed Registration Statement (No. 333-193016) on Form S-8 of La Jolla Pharmaceutical Company of our report dated March 28, 2014, relating to our audits of the consolidated financial statements of La Jolla Pharmaceutical Company as of and for the years ended December 31, 2013 and 2012 which appears in this Annual Report on Form 10-K of La Jolla Pharmaceutical Company for the years ended December 31, 2013 and 2012.

/s/ Squar, Milner, Peterson, Miranda & Williamson, LLP
San Diego, California
March 28, 2014